                                                                       EXHIBIT 1

                           ORIENT-EXPRESS HOTELS LTD.

                                  COMMON STOCK
                                PRICING AGREEMENT


                                                               November 14, 2002

Orient-Express Hotels Ltd.
Sea Containers Ltd.
Sea Containers House
20 Upper Ground
London SE1 9PF
England

Ladies and Gentlemen:

     Referring to the class A common shares of Orient-Express Hotels Ltd. ("OEH") covered by the Registration Statement on Form S-3 (No. 333-67268) filed by OEH, on the basis of the representations, warranties and agreements contained in this Agreement and in OEH's Standard Firm Commitment Underwriting Agreement Provisions attached hereto (the "Standard Provisions"), and subject to the terms and conditions set forth herein and therein, the Underwriters named on Schedule I hereto ("Underwriters") agree to purchase, severally and not jointly, and Sea Containers Ltd. ("Sea Containers") agrees to sell to the Underwriters (1) an aggregate of 2,750,000 class A common shares, par value $0.01 each of OEH (the "Common Shares") in the respective amounts set forth opposite the names of the Underwriters on
Schedule I hereto and (2) all or any part of up to an aggregate of 350,000 additional Common Shares (the "Option Shares", together with the Common Shares, the "Shares") at the initial public offering price, less the underwriting discount, within 30 days from the date hereof to cover overallotments, if any.

     The public offering price for the Shares, as set forth on the cover page of the Prospectus Supplement relating thereto, will be $12.750 per share. The price at which the Shares shall be purchased from Sea Containers by the Underwriters will be $12.367 per share. The Shares will be offered as set forth in the Prospectus Supplement relating thereto.

Closing Time: 10:00 a.m. on November 19, 2002, at, the offices of Shearman & Sterling, counsel for the Underwriters, located at 599 Lexington Avenue, New York, New York 10022, in same day funds.

Name and Address of Representative:

     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     North Tower
     World Financial Center
     New York, New York 10281

The attached Standard Provisions are incorporated herein by reference.

     We represent that we are authorized to act for the Underwriters named in
Schedule I hereto in connection with this financing and any action under this Agreement by any of us will be binding upon all the Underwriters.

     This Pricing Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

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     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among OEH, Sea Containers and the Underwriters in accordance with its terms.

                                         Very truly yours,

                                         MERRILL LYNCH & CO.
                                         MERRILL LYNCH, PIERCE, FENNER &
                                         SMITH INCORPORATED
                                         LAZARD FRERES & CO. LLC


                                         For themselves and as Representative of
                                         the Underwriters

                                         By: MERRILL LYNCH, PIERCE, FENNER &
                                         SMITH INCORPORATED

                                                /s/ John Kline
                                             -----------------------
                                             Name:  John Kline
                                             Title:  Director, Investment
                                             Banking

The foregoing Pricing Agreement
is hereby confirmed as of the
date first above written.

ORIENT-EXPRESS HOTELS LTD.

By: /s/ James G. Struthers
    ----------------------
    Name:  James G. Struthers
    Title: Vice President - Finance
           and Chief Financial Officer

SEA CONTAINERS LTD.


By: /s/ Daniel J. O'Sullivan
    ------------------------------------
    Name:  Daniel J. O'Sullivan
    Title:  Senior Vice President Finance
            and Chief Financial Officer

                                   SCHEDULE I


Names of Underwriters                                                No. of Shares
---------------------                                                -------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated                    2,200,000
Lazard Freres & Co. LLC                                                 550,000
                                                                      ---------

   Total                                                              2,750,000

                                                               November 14, 2002


                           ORIENT-EXPRESS HOTELS LTD.

                              CLASS A COMMON SHARES

           STANDARD FIRM COMMITMENT UNDERWRITING AGREEMENT PROVISIONS

     SECTION 1. INTRODUCTORY. Sea Containers Ltd., a Bermuda company ("Sea Containers"), proposes to sell from time to time up to 5,000,000 shares (the "Shares") of the class A common shares, par value $.01 each (the "Class A Shares"), of Orient-Express Hotels Ltd., a Bermuda company ("OEH"). Each Share includes a right (a "Right") to purchase, under certain circumstances, one one-hundredth of a series A junior participating preferred share of OEH (a "Preferred Share"), subject to adjustment. The Rights are being issued pursuant to a Rights Agreement dated as of June 1, 2000, between OEH and Fleet National Bank, as rights agent (the "Rights Agreement").

     The firm or firms which agree to purchase the Shares are hereinafter referred to as the "Underwriters" and the representative or representatives of the Underwriters, if any, specified in a Pricing Agreement referred to in
Section 2 are hereinafter referred to as the "Representatives." If a Pricing Agreement does not specify any representative of the Underwriters, the term "Representatives" as used herein (other than in the second sentence of Section 2) shall mean the Underwriters.

     SECTION 2. PURCHASE AND OFFERING OF SHARES. The obligation of the Underwriters to purchase any Shares will be evidenced by a written communication in the form of Annex A hereto (a "Pricing Agreement"). Each Pricing Agreement will incorporate by reference these Standard Firm Commitment Underwriting Agreement Provisions (these "Provisions"), except as otherwise provided therein, and will specify (1) the firm or firms which will be Underwriters, (2) the names of the Representatives, if any, (3) the number of Class A Shares to be purchased by each Underwriter and the number of Class A Shares, if any, to be granted by Sea Containers to the Underwriters to cover overallotments (the "Option Shares", together with the Class A Shares, the "Shares") and the purchase price to be paid by the Underwriters and payment will be made to Sea Containers (which shall not be less than the aggregate par value of such Shares), (4) the time and date on which delivery of the Shares will be made to the Representatives for the accounts of the several Underwriters and payment will be made to Sea Containers (the "Closing Date"), and (5) the place of delivery and payment.

     The obligations of the Underwriters to purchase the Shares will be several and not joint. The Shares delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Representatives may request not less than two full business days in advance of the Closing Date.

     The Underwriters, through the Representatives, will pay to Sea Containers the purchase price for the Shares, less the commission of the Underwriters, on the Closing Date, by wire

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transfer of same-day funds to an account to be specified by Sea Containers not less than two full business days in advance of the Closing Date.

     In addition, in the event that the Pricing Agreement provides for the granting by Sea Containers of Option Shares and the Option Shares are purchased by the Underwriters, the Underwriters, through the Representatives, will pay to Sea Containers the purchase price for the Shares, less the commission of the Underwriters, at the time and on the date agreed upon by the Underwriters and Sea Containers (the "Option Closing Date", also a Closing Date) by wire transfer of same-day funds to an account to be specified by Sea Containers not less than two full business days in advance of the Option Closing Date.

     SECTION 3. REPRESENTATIONS AND WARRANTIES. Sea Containers and OEH represent and warrant to each of the Underwriters as of the date of execution of a Pricing Agreement (the "Representation Date") and as of any Closing Date that:

          (a) OEH is permitted to use Form S-3 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration No. 333-67268), which has become effective, for the registration of the Shares under the 1933 Act. Such registration statement, as amended at the Representation Date, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with said Rule. Such registration statement, including the exhibits thereto, as amended at the Representation Date, is hereinafter called the "Registration Statement," and the prospectus constituting Part I of the Registration Statement, as supplemented to reflect the plan of distribution of any Shares, in the form of a Pricing Agreement or any other form furnished to the Underwriters for use in connection with the offering of the Shares, is hereinafter called the "Prospectus." Any reference herein to the Registration Statement or the Prospectus will be deemed to include the documents which are incorporated by reference therein pursuant to Item 12 of Form S-3 and which were filed under the Securities Exchange Act of 1934 (the "1934 Act") on or before the Representation Date or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus will be deemed to include the filing of any document under the 1934 Act after the Representation Date or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (b) (i) the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the respective rules thereunder, and (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that Sea Containers and OEH make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by any Underwriter through the Representatives to OEH expressly for use in the Registration Statement or the Prospectus, as provided in paragraph 6(a) of these Provisions.

          (c) Sea Containers, OEH and the subsidiaries of OEH have been duly organized and are validly existing as companies or corporations, as the case may be, in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own, lease and operate their respective properties and conduct their respective businesses as described in the Prospectus; Sea Containers, OEH and the subsidiaries of OEH are in compliance with all laws requiring their qualification to do business as foreign corporations, and are in good standing, in all other jurisdictions in which they respectively own or lease properties of a nature, or transact business of a type, that would require such qualification, except where the failure to comply with such laws would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of OEH and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

          (d) All of the outstanding capital shares of the subsidiaries of OEH (including the Shares) have been duly authorized and validly issued and are fully paid and nonassessable, and OEH, directly or through subsidiaries, owns all the outstanding capital shares of its subsidiaries, free and clear of all material security interests, liens, encumbrances, claims and equities, except that approximately 3.0% of the equity in Companhia Hoteis Palace, approximately 4.5% of the equity in Societe de la Cite and approximately 25% of the equity in Miraflores Venutes Ltd. and Plan Costa May SA de C.V. are not owned by OEH or its subsidiaries.

          (e) No holder of the outstanding capital shares of OEH is subject to personal liability by reason of being such a holder; none of the outstanding capital shares of OEH was issued in violation of the preemptive rights of any shareholder of OEH; and the Class A Shares and the Rights conform in all material respects to the descriptions thereof contained in the Prospectus.

          (f) To the knowledge of OEH, Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the rules of the Commission.

          (g) The consolidated financial statements of OEH and its consolidated subsidiaries included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the financial position and results of operations of OEH and its subsidiaries on a consolidated basis at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the respective periods involved and in compliance with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission, and the supporting financial statement schedule or schedules in the Registration Statement, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information required to be stated therein. The summary consolidated financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

          (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise disclosed in the Prospectus, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of OEH and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) there have been no transactions entered into by OEH or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to OEH and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by OEH on any class of its capital shares.

          (i) There is no action, suit or proceeding before or by any court or governmental agency or body, United States domestic ("domestic") or foreign (other than as disclosed in or incorporated by reference into the Registration Statement), now pending or, to the knowledge of OEH, threatened, against or affecting OEH or any of its subsidiaries, which is required to be disclosed in or incorporated by reference into the Registration Statement, or which might result in any Material Adverse Change, or which might materially and adversely affect the sale of the Shares pursuant to the Pricing Agreement; and all pending or threatened legal or governmental proceedings to which OEH or any of its subsidiaries is a party or of which any of their property is the subject which are not described in or incorporated by reference into the Registration Statement or otherwise publicly disclosed prior to the date of the Pricing Agreement, including ordinary routine litigation incidental to their businesses, are, considered in the aggregate, not material to OEH and its subsidiaries considered as one enterprise.

          (j) There are no contracts or documents of OEH or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the rules of the Commission, or are required to be described in the Prospectus, which have not been so filed or incorporated by reference or described therein.

          (k) Neither OEH nor any of its subsidiaries is in violation of its charter or bye-laws or other constituent documents, or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound or subject except for such defaults, if any, that individually or in the aggregate would not have a Material Adverse Effect.

          (l) The execution and delivery by OEH and Sea Containers of the Pricing Agreement, the performance by OEH and Sea Containers of, or compliance with, their respective obligations under this Agreement and the Pricing Agreement, the sale and delivery by Sea Containers of the Shares, the Rights and, upon exercise of the Rights, the Preferred Shares, and the other transactions contemplated in this Agreement, the Pricing Agreement or in the Registration Statement do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Sea Containers, OEH or any subsidiary of OEH under,

                 (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Sea Containers, OEH or any of OEH's subsidiaries is a party or by which any of them is bound or to which any of their properties may be subject, except for such breaches, violations, defaults and liens that would not have a Material Adverse Effect, or

                 (ii) the charter or bye-laws or other constituent documents of Sea Containers, OEH or any of OEH's subsidiaries, or

                 (iii) any decree, judgment, order, statute, rule or regulation of any court or governmental agency or body (domestic or foreign) having jurisdiction over Sea Containers, OEH or any of OEH's subsidiaries or over their respective properties, except for such breaches, violations or defaults and liens that would not have a Material Adverse Effect.

          (m) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body (domestic or foreign) is required for the performance by Sea Containers or OEH of its obligations under this Agreement or the Pricing Agreement or the consummation of the transactions contemplated by the this Agreement or the Pricing Agreement or otherwise in connection with the valid sale and delivery by Sea Containers of the Shares and the Rights except

                 (i)    such as shall have been obtained or made under the 1933
          Act,

                 (ii) such as have been obtained from the Bermuda Monetary Authority, and

                 (iii) such as may be required under state securities laws in connection with the purchase and distribution of the Shares and Rights by the Underwriters.

          (n) Sea Containers has, and at each Closing Date will have, valid and unencumbered title to the Shares to be delivered by Sea Containers on such Closing Date. The Shares to be sold by Sea Containers pursuant to this Agreement and the Pricing Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of Article 8 of the Uniform Commercial Code as in effect in the State of New York ("NYUCC"). Sea Containers has, and at the Closing Date and, if any Option Shares are purchased, on any Option Closing Date, will have, full right, power and authority to hold, sell, transfer and deliver the Shares to be sold by Sea Containers pursuant to this Agreement and the Pricing Agreement; and upon the Underwriters' acquiring possession of such Shares and paying the purchase price therefor as herein contemplated without notice of any adverse claim, the Underwriters will acquire their respective interest in such Shares (including, without limitation, all rights that Sea Containers has the power to transfer in such Shares) free of any adverse claim.

          (o) The Pricing Agreement has been duly authorized, executed and delivered by OEH and Sea Containers and is a valid and binding agreement of OEH and Sea Containers, except that (i) the validity of the indemnification and contribution provisions of Sections 6 and 7 may be limited by public policy considerations, and (ii) the validity of Section 14 of these Provisions may be limited by the public policy of the State of New York, and with respect to the United States District Court for the Southern District of New York, may be subject to the discretion of the court pursuant to 28 U.S.C. Section 1404(a).

          (p) The Rights Agreement has been duly authorized, executed and delivered by OEH; the Rights have been duly authorized by OEH, and the Rights attached to the Shares are validly issued; and the Preferred Shares issuable upon exercise of such Rights have been duly authorized by OEH and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable.

          (q) The Shares, including the Rights associated therewith, are listed on the New York Stock Exchange.

          (r) There are no contracts, agreements or understandings between OEH and any person other than Sea Containers, granting such person the right to require OEH to include in the Registration Statement any securities (debt or equity) of OEH owned or to be owned by such person.

          (s) Each of OEH and its subsidiaries has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are otherwise described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of OEH and its subsidiaries considered as one enterprise. All of the leases and subleases material to the business of OEH and its subsidiaries, considered as one enterprise, and under which OEH or any subsidiary holds properties, are in full force and effect, and neither OEH nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of OEH or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of OEH or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

          (t) Except as disclosed in the Registration Statement, or except as would not individually or in the aggregate have a Material Adverse Effect, each of OEH and its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither OEH nor any subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          (u) Except as disclosed in the Registration Statement or except as would not individually or in the aggregate have a Material Adverse Effect,
     (A) OEH and its subsidiaries are in compliance with all applicable Environmental Laws, (B) OEH and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against OEH or any of its subsidiaries, and (D) there are no circumstances with respect to any property or operations of OEH or its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against OEH or its subsidiaries. "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority, and "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (v) OEH is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     SECTION 4. COVENANTS OF OEH AND SEA CONTAINERS. OEH and Sea Containers covenant with the Underwriters as follows:

          (a) OEH or Sea Containers will advise the Representatives immediately and confirm such advice in writing:

                 (i) of OEH's intention to amend or supplement the Registration Statement or the Prospectus (otherwise than by the filing of documents pursuant to the 1934 Act), and OEH will furnish you with copies of any such amendment or supplement a reasonable time in advance of filing, and will not file such amendment or supplement without your consent, which consent shall not be unreasonably withheld;

                 (ii) of the filing of any document incorporated by reference in the Registration Statement, and OEH will furnish you with copies of any such document concurrently with such filing and promptly thereafter will make available to you for consultation appropriate personnel of OEH so as to permit you to conduct due diligence with respect to such filing;

                 (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, or the request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating to the Registration Statement or the Prospectus or any document incorporated by reference into the Prospectus;

                 (iv) of the filing or effectiveness of any amendment or supplement to the Registration Statement or the Prospectus; and

                 (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the institution or threat of any proceeding for any such purposes. OEH will use its best efforts to prevent the issuance of any such order or of any order suspending such qualification and to obtain as soon as possible its lifting at the earliest possible moment, if issued.

          (b) OEH will furnish to the Underwriters such copies of the Prospectus and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Representatives may reasonably request.

          (c) OEH or Sea Containers will advise the Representatives promptly of the happening of any event known to OEH or Sea Containers within the time during which a prospectus relating to the Shares is required to be delivered under the 1933 Act which, in the judgment of OEH or Sea Containers, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish to the Representatives promptly, at Sea Containers' expense, such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Representatives a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission.

          (d) OEH will make generally available to its securityholders an earnings statement that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

          (e) For a period of one year from the date of any Pricing Agreement, OEH will furnish to the Representatives, as soon as available,
     (i) a copy of each of its annual reports to shareholders, (ii) a copy of each other document mailed by OEH to its shareholders, (iii) each press release or announcement issued by OEH, and (iv) from time to time, such other information concerning OEH and its subsidiaries as the Representatives may reasonably request.

          (f) OEH and Sea Containers will cooperate with the Representatives in qualifying the Shares, including the Rights associated therewith, for offering and sale under the laws of such jurisdictions as the Representatives shall designate and will cooperate with the Representatives in continuing such qualifications in effect so long as required for the distribution by the Representatives of such Shares and Rights; provided that in connection with such qualification, OEH or Sea Containers will not be required to qualify as a foreign corporation or a securities dealer in any jurisdiction, or to consent to the service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of the Shares) or to take any action which would or could subject OEH or Sea Containers to taxation in any jurisdiction where it is not previously so subject. OEH will execute such statements and reports which the Representatives or their counsel prepare as may be required by the laws of each jurisdiction in which the Shares and Rights are being qualified. OEH will also supply the Representatives with such information for determining the legality of the Shares and Rights for investment under the laws of such jurisdictions as the Representatives may reasonably request.

          (g) For a period of 60 days from the date of the Pricing Agreement, OEH will not, without the Representatives' prior consent, directly or indirectly, offer, pledge, sell or contract to sell any Class A or B Common Shares; sell any option or contract to purchase any Class A or B Common Shares; purchase any option or contract to sell any Class A or B Common Shares; grant any option, right or warrant for the sale of any Class A or B Common Shares; lend or otherwise dispose of or transfer any Class A or B Common Shares; file a registration statement related to the Class A or B Common Shares; or enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Class A or B Common Shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares and Rights which are to be sold pursuant to a Pricing Agreement (ii) Class A Common Shares issuable upon the exercise of employee stock options granted in the normal course of OEH's business, and (ii) Class A Shares issuable upon conversion of OEH's outstanding Class B Common Shares and preferred shares.

          (h) Sea Containers will pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under clause (iv) below and paragraph (i) of this Section 4) in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Shares, (iii) the printing of the Pricing Agreement (including these Provisions), an Agreement among Underwriters, any dealer agreements, any powers of attorney, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment),
     (iv) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as provided in paragraph 4(f) (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange and any registration thereof under the 1934 Act,
     (vi) any filing for review of the public offering of the Securities by the National Association of Securities Dealers, Inc. (the "NASD"), and (vii) the performance of OEH's other obligations hereunder.

          (i) If the Shares to be sold pursuant to a Pricing Agreement are not delivered for any reason other than (a) a termination of the obligations of the several Underwriters in accordance with clause (a)(ii),
     (a)(iii) or (a)(iv) of Section 9 hereof, or (b) a default by one or more of the Underwriters in its or their respective obligations hereunder, Sea Containers will reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

     SECTION 5. CONDITIONS OF OBLIGATIONS. The Underwriters' several obligations to purchase Shares pursuant to any Pricing Agreement will be subject to the accuracy of the representations and warranties on the part of OEH and Sea Containers herein on the Representation Date and the Closing Date, to the performance by OEH and Sea Containers of all covenants and agreements herein contained on their part to be performed and observed, and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement or the suspension of the qualification of the Shares for offering or sale in any jurisdiction has been issued and not lifted, and no proceedings for such issuance are pending or, to the knowledge of the Representatives, OEH or Sea Containers, threatened, and all requests for additional information by the Commission have been complied with to the Representatives' reasonable satisfaction.

          (b) Sea Containers and OEH will furnish to the Representatives on the Closing Date an opinion, dated as of such date, of Carter, Ledyard & Milburn, United States counsel to Sea Containers and OEH, or other United States counsel to Sea Containers and OEH reasonably satisfactory to the Representatives, in form reasonably satisfactory to the Representatives and their counsel, to the effect that:

                 (i) To such counsel's knowledge, except as described in the Prospectus, there are no legal or governmental proceedings pending or threatened in the United States to which OEH or any of its subsidiaries is a party or to which any of its or their properties is subject and which are required to be disclosed in the Registration Statement;

                 (ii) The execution and delivery by OEH and Sea Containers of the Pricing Agreement (including these Provisions), the performance by OEH and Sea Containers of, or their compliance with, their respective obligations under the Pricing Agreement and the consummation of the transactions contemplated in the Pricing Agreement or in the Registration Statement, including the sale and delivery by Sea Containers of the Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion), do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of OEH or Sea Containers under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument which is described or referred to in the Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement, and to which OEH or Sea Containers is a party or by which it is bound or to which any of its property or assets is subject, or (B) any United States federal or New York statute, rule or regulation or any decree, judgment or order, known to such counsel, of any United States federal or New York court or governmental agency or body specifically applicable to OEH or Sea Containers or to any of their respective properties, except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect;

                 (iii) No consent, approval, authorization or order of, or registration or qualification or filing of or with, any United States federal or New York governmental agency or body or, to the best of such counsel's knowledge, any United States federal or New York court is required for the performance by OEH or Sea Containers of its obligations under the Pricing Agreement or the consummation of the transactions contemplated by the Pricing Agreement, including the sale and delivery by Sea Containers of the Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights, except, in the case of the Shares and the Rights associated therewith, (a) such as have been obtained or made under the 1933 Act, and (b) such as may be required under state securities laws in connection with the purchase and distribution of the Shares and Rights by the Underwriters, and except in the case of the Preferred Shares issuable upon the exercise of the Rights associated with the Shares,
          (a) such as may be required under the 1933 Act or the 1934 Act, and
          (b) such as may be required under state securities laws in connection with the issuance of the Preferred Shares upon the exercise of such Rights;

                 (iv) The Registration Statement has become effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been initiated or are pending or threatened;

                 (v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act and the rules of the Commission thereunder;

                 (vi) Each document incorporated by reference in the Registration Statement and Prospectus, at the time such document was initially filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules of the Commission thereunder;

                 (vii) The descriptions in the Registration Statement and the Prospectus of contracts and other documents, of United States federal and New York statutes, and of legal and governmental proceedings in the United States, are accurate summaries in all material respects and fairly present the information required to be given;

                 (viii) Such counsel does not know of any contracts or documents required to be described in the Registration Statement or Prospectus, or to be filed as exhibits to the Registration Statement or incorporated by reference in the Registration Statement or Prospectus, which are not described or filed or incorporated by reference as required, it being understood that such counsel need express no opinion as to the financial statements and related notes and schedule or schedules or other financial information and statistical data in the Registration Statement or the Prospectus;

                 (ix) The Class A Shares (including the Shares) and Rights associated therewith are listed on the New York Stock Exchange;

                 (x) OEH is eligible to use Form S-3 for the registration under the 1933 Act of the offer and sale of the Shares as described in the Prospectus, and the Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act; and

                 (xi) Sea Containers has valid and unencumbered title to the Shares. Assuming that (A) the certificate or certificates representing the Shares to be sold by Sea Containers have been effectively indorsed in blank in accordance with NYUCC Article 8, and (B) a purchaser is without notice of any adverse claim to the Shares, then such purchaser, upon paying the purchase price for Shares and acquiring possession of the certificate or certificates for such Shares, will be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the NYUCC, and will acquire such Shares (including, without limitation, all rights that Sea Containers has the power to transfer in such Shares) free of any adverse claim.

                 (xii) OEH is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          Such counsel may limit such opinion to the laws of the United States of America and the State of New York and may rely as to factual matters on certificates obtained from officers of OEH, Sea Containers and public officials. The opinion of Carter, Ledyard & Milburn will also state that, while such counsel have not made any independent investigation of, are not passing upon and do not assume responsibility for, the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (other than as indicated in clause (vii) above), on the basis of discussions regarding the business and affairs of OEH and Sea Containers and their familiarity with certain matters relating to such business and affairs as a result of having served as United States counsel for OEH and Sea Containers in connection with certain previous transactions, nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements and notes and other financial and statistical data included in the Registration Statement, as to which no view need be expressed), as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and notes and other financial and statistical data included in the Prospectus, as to which no view need be expressed), at the date of the Prospectus and at all times up to and including the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) Sea Containers and OEH will furnish the Representatives on the Closing Date an opinion, dated as of such date, of Appleby Spurling & Kempe, Bermuda counsel to Sea Containers and OEH, or other Bermuda counsel to Sea Containers and OEH reasonably satisfactory to the Representatives, in form reasonably satisfactory to the Representatives and their counsel, to the effect that:

                 (i) OEH and Sea Containers are validly existing companies, in good standing under the laws of the Islands of Bermuda, OEH and Sea Containers have full corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses, and Sea Containers has full corporate power and authority to sell and deliver the Shares as herein contemplated;

                 (ii) The Class A Shares, the Rights and the Rights Agreement conform in all material respects to the descriptions thereof contained in the Prospectus under the caption "Description of Common Shares";

                 (iii) All of the outstanding capital shares of OEH (including the Shares) have been duly authorized and validly issued, are fully paid and nonassessable, and no holder thereof is or will be subject to personal liability by reason of being such a holder;

                 (iv) None of the outstanding capital shares of OEH were issued in violation of the preemptive rights of any shareholder of OEH;

                 (v) The Rights Agreement has been duly authorized, executed and delivered by OEH, the Rights have been duly authorized by OEH, the Rights attached to the Shares are validly issued, and the Preferred Shares issuable upon the exercise of the Rights have been duly authorized by OEH and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable;

                 (vi) To such counsel's knowledge, except as described in the Prospectus, there are no legal or governmental proceedings pending or threatened in Bermuda to which OEH is a party or to which any of its properties is subject;

                 (vii) The Pricing Agreement (including these Provisions) has been duly authorized, executed and delivered by OEH and Sea Containers and is a valid and binding agreement of OEH and Sea Containers;

                 (viii) The execution and delivery by OEH and Sea Containers of the Pricing Agreement (including these Provisions), the performance by OEH and Sea Containers of, or their compliance with, their respective obligations under the Pricing Agreement, and the consummation of the transactions contemplated in the

          Pricing Agreement or in the Registration Statement, including the sale and delivery by Sea Containers of the Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion), do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of OEH and Sea Containers under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument which is described or referred to in the Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement, and to which OEH or Sea Containers is a party or by which it is bound or to which any of its property or assets is subject, (B) OEH's or Sea Containers' certificate of incorporation, memorandum of association or bye-laws or other constituent documents, or (C) any Bermuda statute, rule or regulation or any decree, judgment or order, known to such counsel, of any Bermuda court or governmental agency or body specifically applicable to OEH, Sea Containers, or any of their respective properties, except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect;

                 (ix) No consent, approval, authorization or order of, or registration or qualification or filing of or with, any Bermuda governmental agency or body or, to the best of such counsel's knowledge, any Bermuda court is required for the performance by OEH or Sea Containers of its obligations under the Pricing Agreement or the consummation of the transactions contemplated by the Pricing Agreement, including the sale and delivery by Sea Containers of the Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights, except such as have been obtained from the Bermuda Monetary Authority; and

                 (x) The statements in the Registration Statement and Prospectus under the caption "Risk Factors - Other Risk Factors - We cannot assure you that a judgment of a United States court for liabilities under U.S. securities laws would be enforceable in Bermuda," insofar as such statements constitute a summary of the legal matters referred to therein, fairly and accurately summarize such legal matters.

          (d) The Representatives will receive on the Closing Date the opinion of counsel to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

          (e) Between the Representation Date and the Closing Date, there will not have been any Material Adverse Change, whether or not arising in the ordinary course of business, and on the Closing Date, the Representatives will receive a certificate of the president or any vice president of OEH dated as of the Closing Date, to the effect that (i) there has been no such Material Adverse Change, (ii) the other representations and warranties of OEH contained in Section 3 of these Provisions are true and correct with the same force and effect as though expressly made at and as of the time of such certificate, (iii) OEH has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Pricing Agreement at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement or the qualification of the Shares for offer or sale in any jurisdiction has been issued, and no proceedings for that propose have been initiated or are pending or, to such person's knowledge, are threatened.

          (f) On the Closing Date, the Representatives will receive a certificate of the president or any vice president of Sea Containers, dated as of the Closing Date, to the effect that (i) the representations and warranties of Sea Containers contained in Section 3 of these Provisions are true and correct with the same force and effect as though expressly made expressly at and as of the time of such certificate, and (ii) Sea Containers has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Pricing Agreement at or prior to the date of such certificate.

          (g) On the date of the Pricing Agreement, the Representatives will have received from Deloitte & Touche LLP a letter, dated as of such date', in form and substance reasonably satisfactory to the Representatives, to the effect that:

                 (i) They are independent public accountants with respect to OEH and its subsidiaries within the meaning of the 1933 Act and the rules of the Commission and that the response, if any, to Item 10 of Form S-3 is "none" with respect to Deloitte & Touche LLP;

                 (ii) In their opinion, the consolidated financial statements and related financial statement schedules audited by them and included in or incorporated by reference into the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission thereunder, as applicable;

                 (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of OEH and its subsidiaries, inspection of the minute books of OEH, inquiries of officials of OEH and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                        (1) as of a specified date not more than five days prior to the Option Closing Date of such letter, there were any changes in the capital shares, long-term debt or shareholders' equity, or any decrease in total assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the

                             Prospectus discloses have occurred or may occur or which are described in such letter;

                        (2) for the period from the date of the latest balance sheet included or incorporated by reference into the Prospectus to the specified date referred to in clause (i) above there were any material decreases in consolidated revenues, earnings from operations before net financing costs or in the total or per share amounts of net income of OEH and its subsidiaries, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                        (3) the unaudited financial statements, if any, included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules of the Commission thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; and

                        (4) the unaudited financial information, if any, included or incorporated in the Registration Statement and the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; and

                 (iv) Certain information set forth in dollar amounts (or ratios, per share amounts or percentages derived from such dollar amounts) specified by the Representatives contained in the Registration Statement, in each case to the extent that such dollar amounts, ratios, per share amounts and percentages have been obtained from accounting records which are subject to the internal controls of OEH's accounting system or have been derived directly from such accounting records by analysis or computation, is in agreement with such records or computations made therefrom.

          (h) On the Closing Date, the Representatives will receive from Deloitte & Touche LLP a letter, dated as of such Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (g) of this Section 5, except that the specified date referred to will be a date not more than five days prior to such

     Closing Date and, to the extent that any additional documents are incorporated by reference in the Registration Statement, such letter will refer to the most recent consolidated financial statements, amounts, percentages and financial information contained therein.

          (i) On the Representation Date and on the Closing Date, counsel to the Representatives shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by OEH and Sea Containers in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel.

          (j) The Representatives will receive evidence reasonably satisfactory to them that the appointment of Corporation Service Company as agent for service of process for OEH and Sea Containers pursuant to Section 14 hereof has been accepted by such agent.

          (k) In the event that Sea Containers grants Option Shares and the Underwriters exercise their option to purchase all or any portion of the Option Shares, the representations and warranties of OEH and Sea Containers contained herein and the statements in any Pricing Agreement or any certificates furnished by OEH, any subsidiary and Sea Containers hereunder shall be true and correct as of each Option Closing Date and, at the relevant Option Closing Date, the Representatives shall have received:

          (i) A certificate, dated such Option Closing Date, of the President or a Vice President of OEH and of the chief financial or chief accounting officer of OEH confirming that the certificate delivered at the Closing Date pursuant to Section 5(e) hereof remains true and correct as of such Option Closing Date.

          (ii) A certificate, dated such Option Closing Date, of the President or a Vice President of Sea Containers and of the chief financial or chief accounting officer of Sea Containers confirming that the certificate delivered at the Closing Date pursuant to Section 5(f) hereof remains true and correct as of such Option Closing Date.

          (iii) The favorable opinions of Carter, Ledyard & Milburn and Appleby Spurling & Kempe, John T. Landry, Jr., each in form reasonably satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(b) and
     (c) hereof.

          (iv) The favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (v) A letter from Deloitte & Touche LLP in form and substance reasonably satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.

     The Underwriters' obligation to purchase Shares pursuant to any Pricing Agreement will be subject to the further condition that there shall not have come to the Representatives' attention any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

     SECTION 6.  INDEMNIFICATION.

          (a)    (a) Indemnification of Underwriters and Others

          OEH and Sea Containers jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and manner set forth in clauses (i), (ii), (iii) and
(iv) below.

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of non-U.S. jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved Securities to eligible employees and persons having business relationship with OEH or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectus, not misleading;

(iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of OEH and Sea Containers; and

(iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by The Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or in connection with any violation of the nature referred to in
Section 6(a)(ii)(A) hereof or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity, as to any preliminary prospectus, shall not inure to the benefit of any person on account of any loss, liability, claim, damage, or expense arising from the sale of the Securities to any person by the Underwriters if the Underwriters failed to send or give a copy of any subsequent preliminary prospectus or the U.S. Prospectus to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or mission or alleged omission of a material fact in such preliminary prospectus was corrected in the subsequent preliminary prospectus or the Prospectus, unless such failure resulted from noncompliance by OEH of its Prospectus delivery requirements pursuant to the 1933 Act or the 1934 Act; and PROVIDED FURTHER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to OEH by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) (the "Furnished Information").

(b) Indemnification of OEH, Sea Containers and Others.

          Each Underwriter severally agrees to indemnify and hold harmless Sea Containers, OEH, OEH's directors, each of its officers who signed the Registration Statement, and each person, if any, who controls OEH or Sea Containers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information.

(c) Actions against Parties; Notification.

          Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by The Representatives and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by OEH and Sea Containers. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse.

          If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification.

          The provisions of this Section shall not affect any agreement between OEH and Sea Containers with respect to indemnification.

          SECTION 7. CONTRIBUTION. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by OEH and Sea Containers on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement and the Pricing Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of OEH and Sea Containers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by OEH and Sea Containers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement and the Pricing Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by Sea Containers and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

          The relative fault of OEH and Sea Containers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by OEH or Sea Containers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in section 6(a)(ii)(A) hereof.

          OEH and Sea Containers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section, each person, if any, who controls a Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of OEH, each officer of OEH who signed the Registration Statement, and each person, if any, who controls OEH or Sea Containers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as OEH or Sea Containers, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule A hereto, and not joint.

The provisions of this Section shall not affect any agreement between OEH and Sea Containers with respect to contribution.

     SECTION 8. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. Except as otherwise specified herein, the respective indemnities, agreements, representations, warranties and other statements of OEH, Sea Containers, their respective officers or subsidiaries, and the Underwriters set forth in or made pursuant to any Pricing Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or OEH or Sea Containers or any of their respective officers, directors or controlling persons and will survive delivery of and payment for the Shares, from time to time.

     SECTION 9. TERMINATION. The Underwriters may terminate this Agreement, by notice to OEH and the Selling Shareholder, at any time at or prior to Closing
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus Supplement or the accompanying Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of OEH and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of OEH has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the U.S. Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, a party hereto will not have any liability to the other parties hereto except that the covenants set forth in paragraphs 4(h) and 4(i) of the Standard Provisions and Sections 6, 7, 8 and 11 of the Standard Provisions will remain in effect.

     SECTION 10. NOTICES. All notices and other communications hereunder will be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters will be directed to their addresses furnished to OEH and Sea Containers in the Pricing Agreement. Notices to OEH or Sea Containers will be directed to it at 41 Cedar Avenue, Hamilton, HM EX, Bermuda, attention of the Secretary (fax (809) 292-8666), with copies to Sea Containers America Inc., 1155 Avenue of the Americas, New York, New York 10036, attention of John T. Landry, Jr., Esq. (fax
(212) 302-5073); to Sea Containers Services Ltd., Sea Containers House, 20 Upper Ground, London SE1 9PF, England, attention of Edwin S. Hetherington, Esq. (fax 011-44-207-805-5916); and to

Robert M. Riggs, Esq., Carter, Ledyard & Milburn, 2 Wall Street, New York, New York 10005 (fax (212) 732-3232).

     SECTION 11. PARTIES. Any Pricing Agreement will inure to the benefit of and be binding upon the Underwriters named therein, OEH and Sea Containers and their respective successors. Nothing expressed or mentioned in a Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties thereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of such Pricing Agreement, or any provision herein or therein contained. A Pricing Agreement and all conditions and provisions thereof (including these Provisions) are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

     SECTION 12. GOVERNING LAW. All Pricing Agreements and the rights and obligations of the parties created thereby will be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 13. COUNTERPARTS. Any Pricing Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together will constitute one and the same agreement.

     SECTION 14. SUBMISSION TO JURISDICTION. Any legal action or proceeding with respect to a Pricing Agreement, the Shares or any document related thereto may be brought in the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York and, by execution and delivery of a Pricing Agreement, OEH and Sea Containers hereby accept for themselves and in respect of their respective property, generally and unconditionally, the jurisdiction of the aforesaid courts in any such legal action or proceeding. The parties hereto hereby irrevocably waive trial by jury, and OEH and Sea Containers hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. OEH and Sea Containers hereby irrevocably designate Sea Containers America Inc. and Corporation Service Company as the designees, appointees and agents of OEH and Sea Containers to receive, for and on behalf of OEH and Sea Containers, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Shares or any document related thereto. It is understood that a copy of such process served on either such agent will be promptly forwarded to OEH and Sea Containers at their addresses set forth in
Section 12, but the failure of OEH and Sea Containers to receive such copy will not affect in any way the service of such process. In addition to service on OEH's or Sea Containers' process agent, OEH and Sea Containers further irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to OEH or Sea Containers at its said address, such service to become effective 10 days after such mailing. Nothing herein will affect the Underwriters' right to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against OEH or Sea Containers in any other jurisdiction.

                                                                         ANNEX A

                           ORIENT-EXPRESS HOTELS LTD.

                                  COMMON STOCK
                                PRICING AGREEMENT


                                                                          , 2001

Orient-Express Hotels Ltd.
Sea Containers Ltd.
Sea Containers House
20 Upper Ground
London SE1 9PF
England

Ladies and Gentlemen:

     Referring to the class A common shares of Orient-Express Hotels Ltd. ("OEH") covered by the Registration Statement on Form S-3 (No. 333-67268) filed by OEH, on the basis of the representations, warranties and agreements contained in this Agreement and in OEH's Standard Firm Commitment Underwriting Agreement Provisions attached hereto (the "Standard Provisions"), and subject to the terms and conditions set forth herein and therein, the Underwriters named on Schedule I hereto ("Underwriters") agree to purchase, severally and not jointly, and Sea Containers Ltd. ("Sea Containers") agrees to sell to the Underwriters, an aggregate of _____ class A common shares (the "Shares") in the respective amounts set forth opposite the names of the Underwriters on Schedule I hereto.

     The public offering price for the Shares, as set forth on the cover page of the Prospectus Supplement relating thereto, will be $________ per Share. The price at which the Shares shall be purchased from Sea Containers by the Underwriters will be $_____ per share. The Shares will be offered as set forth in the Prospectus Supplement relating thereto.

Closing:       a.m. on          , 200_, at,                   in same day funds.

Name[s] and Address[es] of Representative[s]:

     The attached Standard Provisions are incorporated herein by reference [except as follows]:

     A global certificate representing all of the Shares will be made available for inspection at the office of ___________________, at least 24 hours prior to the Closing Date.

     We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

     This Pricing Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among OEH, Sea Containers and the several Underwriters in accordance with its terms.


                                          Very truly yours,


                                          [NAMES OF REPRESENTATIVES]
                                          On behalf of themselves and
                                              as Representatives of the
                                              Several Underwriters


                                          By:
                                              ---------------------------


                                          By:
                                              ---------------------------
                                                 Name:
                                                 Title:

The foregoing Pricing Agreement
is hereby confirmed as of the
date first above written.

ORIENT-EXPRESS HOTELS LTD.

By:
    ---------------------------
      Name:
      Title:


SEA CONTAINERS LTD.


By:
    ---------------------------
      Name:
      Title:

                                   SCHEDULE I

Names of Underwriters                                  No. of Shares
---------------------                                  -------------

